UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2012

CAPITOL CITY BANCSHARES, INC.

(Exact name of Registrant as Specified in Charter)

Georgia	000-25227	58-2452995
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

562 Lee Street, SW, Atlanta, GA 30310

(Address of Principal Executive Offices)

404-752-6067

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

1. On July 10, 2012, management, the Audit Committee and the Board of Directors of Capitol City Bancshares, Inc. (the “Company”) determined that certain adjustments to the Company’s financial statements for the first quarter of 2012 ended March 31, 2012, were necessary based upon the final results of a regulatory examination that concluded during the second quarter of 2012.

2. After review of the subsidiary bank’s loan portfolio, it was determined that an additional allowance for loan loss should be established of $550,000 and certain partial charge-offs of $784,367 should be made of several residential and commercial real estate nonaccrual loans. Each loan with a corresponding charge-off was considered impaired at March 31, 2012 and all amounts charged-off were included in the specific reserves as of March 31, 2012. The regulatory examination also required that a portion of one of the Company’s investments be considered an other than temporary impairment and a corresponding charge of $262,437 is reflected in the Company’s amended financial statements for the first quarter of 2012. A third adjustment of $98,500 was required by the examiners to increase the valuation reserve for foreclosed real estate. These adjustments were based on the regulatory examiners’ judgments about information that was available to them at the time of their examination. The adjustments pursuant to the regulatory examination were required to be effective as of March 31, 2012.

The Company has consequently concluded that the Company’s previously-filed interim financial statements for the first quarter of 2012 should be adjusted, and the Company has filed an amendment to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 on August 10, 2012. With these adjustments, the revision for the first quarter of 2012 will decrease net income by $910,937, or $(0.09) per share, from net income of $148,280, or $0.01 per share, to a net loss of $762,657, or $(0.08) per share. The Company’s balance sheet had no impact other than to adjust the amount of securities available for sale, loans, foreclosed real estate and stockholders’ equity. Futhermore, these adjustments reduced the Company’s Tier 1 Capital to Average Assets ratio by 40 basis points from 3.90% to 3.50%.

3. The Board of Directors and Management has discussed the matters disclosed in this Item 4.02 of this Current Report on Form 8-K with the Company’s independent registered public accounting firm.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

The following exhibit is being filed as part of this Report on Form 8-K:

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPITOL CITY BANCSHARES, INC.

DATE: September 28, 2012	By:	/s/ George G. Andrews
	Name:	George G. Andrews
	Title:	President and Chief Executive Officer